UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TUSCAN HOLDINGS CORP. II

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

TUSCAN HOLDINGS CORP. II
135 E. 57th Street, 17th Floor
New York, New York 10022

PROXY STATEMENT SUPPLEMENT

March 22, 2022

TO THE STOCKHOLDERS OF TUSCAN HOLDINGS CORP. II:

This is a supplement (this “Supplement”) to the definitive proxy statement of Tuscan Holdings Corp. II (the “Company”), dated March 1, 2022 (the “Proxy Statement”), that was sent to you in connection with the Company’s special meeting of stockholders originally scheduled for 10:00 a.m., EDT, on March 22, 2022 and which has been adjourned to March 29, 2022, virtually, at https://www.cstproxy.com/tuscanholdingscorpii/2022.

At the special meeting, the Company’s stockholders will be asked to consider and vote upon a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination (the “Extension”) from March 31, 2022 to June 30, 2022 (the “Extended Date”).

Tuscan Holdings Acquisition II LLC, our sponsor and an affiliate of Stephen A. Vogel, the Company’s Chief Executive Officer (“sponsor”), has agreed that if the Extension Amendment is approved, it or its affiliates will lend to the Company the lesser of an aggregate of (i) $300,000 and (ii) $0.10 per share for each public share that is not converted in connection with the stockholder vote to approve the Extension (such loan being referred to herein as the “Contribution”). Accordingly, if more than 3,000,000 public shares remain outstanding after conversions in connection with this Extension, then the amount paid per share will be reduced proportionately. For example, if no public shares seek conversion, an aggregate of $300,000 would be contributed and the per-share amount contributed for the three-month extension would be approximately $0.03 per share.

The Contribution will be deposited in the trust account established in connection with the Company’s initial public offering on or prior to March 31, 2022 and will be a condition to filing the Extension Amendment with the Secretary of State of Delaware. The sponsor will not make the Contribution unless the Extension Amendment is approved and the Extension is completed. The Contribution will not bear any interest and will be repayable by the Company to the sponsor or its affiliates upon consummation of an initial business combination. The loan will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

Only holders of record of the Company’s common stock at the close of business on February 23, 2022, which is the record date for the special meeting, are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on February 23, 2022, there were 14,045,145 shares of common stock issued and outstanding and entitled to vote. Each share is entitled to one vote per share at the special meeting.

All holders of public shares, regardless of whether they vote for or against the Extension Amendment or do not vote at all or are not a holder of record on the record date, may elect to convert their public shares into their pro rata portion of the trust account if the Extension is implemented. The Company estimates that the per-share pro rata portion of the trust account will be approximately $10.22 at the time of the special meeting. The closing price of the Company’s common stock as of March 20, 2022 was $10.20. Accordingly, if the market price were to remain the same until the date of the meeting, exercising conversion rights would result in a public stockholder receiving approximately $0.02 more than if the stockholder sold such shares in the open market. However, the actual market price on the redemption date may be higher or lower than the per share pro rata portion of the trust account on such date. The Company cannot assure stockholders that they will be able to sell their public shares in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

To demand conversion, you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attn: Mark Zimkind, mzimkind@continentalstock.com, no later than two business days prior to the vote for the Extension Amendment Proposal or deliver your shares to the transfer agent electronically no later than two business days prior to the vote for the Extension Amendment Proposal using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares. You will only be entitled to receive cash in connection with a conversion of these shares if you continue to hold them until the effective date of the Extension.

If you previously tendered your shares for conversion and decide prior to the vote at the special meeting that you do not want to convert your shares, you may withdraw the tender. If you delivered your shares for conversion to the Company’s transfer agent, you may request that the Company’s transfer agent return the shares (physically or electronically). You may make such request by contacting the Company’s transfer agent at the address listed above.

Before you vote you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension. If you have questions about the Extension or if you need additional copies of this Supplement, the Proxy Statement, or the proxy card you should contact:

Tuscan Holdings Corp. II
135 E. 57th Street, 17th Floor
New York, New York 10022
Attn: Stephen A. Vogel
Telephone: (646) 948-7100

or

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

By Order of the Board of Directors

/s/ Stephen A. Vogel
Stephen A. Vogel, Chairman and Chief Executive Officer

You are not being asked to vote any proposed business combination at this time. If the Extension is implemented and you do not elect to convert your public shares, you will retain the right to vote on any proposed business combination if and when it is submitted to stockholders and the right to convert your public shares into a pro rata portion of the trust account in the event a proposed business combination is approved and completed or the Company has not consummated a business combination by the Extended Date.

Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against each of the proposals.

This Supplement is dated March 22, 2022 and is first being mailed to stockholders of the Company on or about such date.

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